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                                                                    EXHIBIT 23.9

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2000, in the Registration Statement
(Form S-1) and related Prospectus of TMP Worldwide, Inc. for the Registration of 6,897,533 shares of its common stock.

                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
December 18, 2000